Exhibit 4.14

NINTH SUPPLEMENTAL INDENTURE

NINTH SUPPLEMENTAL INDENTURE, dated as of August 30, 2005, among CanWest Media Inc. (“CMI”), 4309626 Canada Inc. (“4309626”), National Post Holdings Ltd. (“Post Holdings”), GTNQ Holdings Inc. (“GTNQ Holdings”), and The Bank of New York, as trustee (the “Trustee”).

WHEREAS, CMI, the guarantors thereunder and the Trustee are parties to that certain indenture, dated as of May 17, 2001 (as amended and supplemented to the date hereof, the “Indenture”);

WHEREAS, Section 8.01 of the Indenture permits CMI and any Guarantor, when authorized by a Board Resolution of each of them, and the Trustee to supplement the Indenture without notice to or consent of any Noteholder to add a Guarantor;

WHEREAS, on the date hereof, each of 4309626, Post Holdings and GTNQ Holdings (each, a “New Guarantor”) has guaranteed or otherwise become liable with respect to the indebtedness of CMI under the credit agreement dated as of November 7, 2000 among CMI, as borrower, CanWest Global Communications Corp., as guarantor, The Bank of Nova Scotia, as administrative agent, and such other Persons (as that term is defined in the Credit Facility) as may from time to time be parties to the Credit Agreement (as amended, the “Credit Facility”);

WHEREAS, each of New Guarantors wishes to provide a Guarantee (as defined in the Indenture) under the Indenture in accordance with Sections 4.14 and 11.04 thereunder;

WHEREAS, the Boards of Directors of CMI and each of the New Guarantors have authorized this Ninth Supplemental Indenture; and

WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Notes:

ARTICLE I

GUARANTEES

Section 1.1. Each of the New Guarantors hereby expressly assumes the obligations of a Guarantor under the Indenture, as evidenced by this Supplemental Indenture and its execution of a Guarantee in the form required under the Indenture.

Section 1.2. In accordance with Section 4.14 of the Indenture, the Guarantee of each New Guarantor provided under Section 1.1 hereunder shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder of Notes, upon:

(1) the unconditional release of such New Guarantor from its liability in respect of the Indebtedness under the Credit Facility; or

(2) any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of a controlling interest in, or all or substantially all of the assets of, such New Guarantor; provided that:

(a) such sale or disposition of such controlling interest or assets is otherwise in compliance with the terms of the Indenture; and

(b) such assumption, guarantee or other liability of such New Guarantor has been released by the Holders of the Other Indebtedness so guaranteed.

ARTICLE II

OTHER PROVISIONS

Section 2.1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 2.2. THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NINTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES.

Section 2.3. All agreements of CMI and the New Guarantors in this Ninth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Ninth Supplemental Indenture shall bind its successors.

Section 2.4. The parties may sign multiple counterparts of this Ninth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 2.5. The parties to this Ninth Supplemental Indenture have expressly requested that this Ninth Supplemental Indenture and all related notices, amendments and other documents be drafted in the English Language. Les parties a la présente convention ont expressément exigé que cette convention et tous les avis, modifications et autres documents y afférents soient rédigés en langue anglaise seulement.

Section 2.6. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Ninth Supplemental Indenture to be duly executed, all as of the date and year first written above.

CANWEST MEDIA INC.

By:
	Name:	John Maguire
	Title:	Chief Financial Officer

By:
	Name:	Richard M. Leipsic
	Title:	Vice-President and General Counsel

4309626 CANADA INC.

By:
	Name:	Richard M. Leipsic
	Title:	President

By:
	Name:	Riva J. Richard
	Title:	Secretary

GTNQ HOLDINGS INC.

By:
	Name:	Richard M. Leipsic
	Title:	President

By:
	Name:	Riva J. Richard
	Title:	Secretary

NATIONAL POST HOLDINGS LTD.

By:
	Name:	Richard M. Leipsic
	Title:	President

By:
	Name:	Riva J. Richard
	Title:	Secretary

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

5